UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On or about April 14, 2022, the following email was sent to certain BIOLASE, Inc. stockholders:

We have been retained by BIOLASE, Inc. to reach out to you on its behalf as you are a stockholder eligible to vote at the upcoming Annual Meeting of Stockholders, scheduled to take place on April 28, 2022.

Because of how you hold your shares we can assist with your voting directly.

If you have received proxy materials (also available here)

WE CAN RECORD YOUR VOTING INSTRUCTIONS WITH YOUR REPLY TO THIS EMAIL.

THE BOARD STRONGLY RECOMMENDS THAT STOCKHOLDERS APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

✓	Help ensure continued listing of our common stock on The Nasdaq Capital Market

✓	Attract institutional investors and promote greater liquidity for our stockholders

✓	Enable us to offer equity compensation to employees and other service providers (and, thus, conserve cash)

✓	Provide that shares of common stock are authorized and available for future uses

If you have any questions, please give us a call at 1-(800) 347-4750, Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time or email us at BIOL@dfking.com.

DO NOT FORWARD THIS EMAIL OR SHARE YOUR UNIQUE ID WITH ANYONE, AS ONLY YOU MAY VOTE YOUR SHARES.

Thank you,

D.F. King & Co., Inc.

Internal ID: [x]

In addition, on or about April 14, 2022, the following email was sent to certain BIOLASE, Inc. stockholders:

Dear Shareworks Participant,

To cast your vote at the Annual Meeting of Stockholders on April 28, 2022, please look for voting instructions mailed via USPS to your address on file with Shareworks.

Paper and e-voting instructions from Morgan Stanley were mailed recently and have already started arriving.

Please check your mailbox this week and cast your paper or e-vote as soon as possible.

If you did not receive your instructions from Morgan Stanley, please contact BIOL@dfking.com for assistance.

Thank you!